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                                                                    Exhibit 1(a)

                      GENERAL ELECTRIC CAPITAL CORPORATION
                Variable Denomination Floating Rate Demand Notes

                   AMENDED AND RESTATED DISTRIBUTION AGREEMENT

                                                             as of July 17, 2006

GE CAPITAL MARKETS, INC.
1600 Summer Street
Stamford, Connecticut 06927

Dear Sirs:

      General Electric Capital Corporation, a Delaware corporation (the "COMPANY"), confirms its agreement with you with respect to the issue and sale by the Company of up to $12,000,000,000 aggregate principal amount of its Variable Denomination Floating Rate Demand Notes (the "NOTES").

      The Notes are to be issued pursuant to an indenture dated as of January 25, 2001, between the Company and JPMorgan Chase Bank, N.A. (f/k/a The Chase Manhattan Bank), as trustee (the "TRUSTEE") (such indenture as may be amended or supplemented being referred to herein as the "INDENTURE"). The Company has authorized the issuance of Notes through you pursuant to the terms of this Agreement. The Notes will be issued in uncertificated form and will be administered by Open Solutions, Inc. (f/k/a Bisys, Inc.) (the "SERVICING AGENT") and Union Federal Bank of Indianapolis (the "AGENT BANK") pursuant to a Services Agreement dated as of September 30, 2002 and the Additional Services Agreements thereto between the Company, the Servicing Agent and the Agent Bank.

      Subject to the terms and conditions stated herein, the Company hereby appoints you as a distribution agent of the Company in respect of the Notes.

      The Company has filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement on Form S-3 relating to the Notes and the offering thereof from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended (the "1933 ACT"). Such registration statement has been

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declared effective by the Commission, and the Indenture has been qualified under the Trust Indenture Act of 1939 (the "1939 ACT"). The Company has also filed with the Commission two Prospectus Supplements (one for the GE Interest Plus Program and one for the GE Interest Plus Program for Businesses) (collectively, the "Prospectus Supplements"). Such registration statement and the Prospectus Supplements relating to the Notes filed pursuant to Rule 424 under the 1933 Act, including all documents incorporated therein by reference, as from time to time amended or supplemented by the filing of documents pursuant to the Securities Exchange Act of 1934, as amended (the "1934 ACT"), the 1933 Act or otherwise, are referred to herein as the "REGISTRATION STATEMENT" and the "PROSPECTUS SUPPLEMENTS", respectively, except that if any revised prospectus supplements shall be provided to you by the Company for use in connection with the offering of the Notes which differs from the Prospectus Supplements on file at the Commission on the date of this Agreement (the "COMMENCEMENT DATE") (whether or not such revised prospectus supplements are required to be filed by the Company pursuant to Rule 424(b) of the 1933 Act Regulations), the term "Prospectus Supplement" shall refer to such revised prospectus supplement from and after the time it is first provided to you for such use. Notwithstanding anything to the contrary above in this paragraph, The Company shall have the right at any time and from time to time to substitute for the Registration Statement one or more other registration statements (each a "SUBSTITUTE REGISTRATION STATEMENT") on Form S-3 relating to the Notes and the offering and sale thereof from time to time in accordance with Rule 415 under the 1933 Act, by written notification of such substitution to you and the Trustee. By such notification, the Company shall be deemed to have made with respect to each such Substitute Registration Statement, each of the representations set forth in the first two sentences of this paragraph, and from and after the date of such notification, such Substitute Registration Statement or Substitute Registration Statements shall become the Registration Statement as defined in this paragraph and as used for all purposes throughout this Agreement.

      SECTION 1. Representations and Warranties. (a) The Company represents and warrants to you as of the Commencement Date, as of the date of each sale of Notes and as of the times referred to in Section 6 (each of the times referenced above being referred to herein as a "REPRESENTATION DATE"), as follows:

            (i) each document filed by the Company pursuant to the 1934 Act which is incorporated by reference in the

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      Prospectus Supplements complied when so filed in all material respects with the 1934 Act and the rules and regulations thereunder, and each document, if any, hereafter filed and so incorporated by reference in the Prospectus Supplements will comply when so filed in all material respects with the 1934 Act rules and regulations;

            (ii) the Registration Statement and the Prospectus Supplements comply, and the Registration Statement and the Prospectus Supplements (and any amendments and supplements thereto) will on the applicable Representation Date comply, in all material respects, with the 1933 Act and the applicable rules and regulations of the Commission thereunder;

            (iii) each part of the Registration Statement at the time such part became effective did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus Supplements on the Commencement Date (unless the term "Prospectus" refers to a prospectus which has been provided to you by the Company for use in connection with the offering of the Notes which differs from the Prospectus Supplements on file at the Commission on the Commencement Date, in which case at the time it is first provided to you for such use) did not, and on the applicable Representation Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

            (iv) there has been no material adverse change in the condition of the Company and its consolidated subsidiaries, taken as a whole, from that set forth in the Registration Statement and the Prospectus Supplements;

            (v) the aggregate principal amount of Variable Denomination Floating Rate Demand Notes outstanding at any one time will not exceed U.S.$12,000,000,000; and

            (vi) no event exists which would constitute an event of default under the Indenture;

except that the representations and warranties set forth in paragraphs (i), (ii) and (iii) of this Section 1(a) do not apply to statements or

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omissions in the Registration Statement or the Prospectus Supplements based upon information furnished to the Company in writing by you expressly for use therein.

      (b) Additional Certifications. Any certificate signed by any officer of the Company and delivered to you or to your counsel in connection with an offering of Notes shall be deemed a representation and warranty by the Company to you as to the matters covered thereby.

      SECTION 2. Act as Distribution Agent. (a) On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, you agree to act as a distribution agent of the Company and to use your best efforts to solicit offers to purchase the Notes upon the terms and conditions set forth in the Prospectus Supplements.

      The Company reserves the right, in its sole discretion, to suspend solicitation by you of purchases of the Notes commencing at any time for any period of time or permanently. Upon receipt of instructions from the Company, you will forthwith suspend solicitation of purchases from the Company until such time as the Company has advised you that such solicitation may be resumed.

      You shall have the right to suspend solicitations, commencing at any time you reasonably believe that there has occurred a material adverse change in the condition of the Company and its consolidated subsidiaries, taken as a whole, from that then set forth in the Registration Statement and the Prospectus Supplements, and ending at the time you have been reasonably satisfied that adequate and full disclosure of such adverse change has been made (including without limitation any necessary amendments or supplements to the Registration Statement and the Prospectus Supplements).

      The Company agrees to pay your out-of-pocket expenses incurred in respect of the performance of your obligations under this Agreement.

      (b) Information. The Company authorizes you, in connection with your solicitation of purchases of the Notes, to use only information taken from the Registration Statement and the Prospectus Supplements, and the documents incorporated therein by reference, and you agree that you will not use any other information in connection with your solicitation of purchases of the Notes.

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      (c) Registered Broker-Dealer. You represent that you are a broker-dealer registered under the 1934 Act.

      SECTION 3. Covenants of the Company. The Company covenants with you as follows:

            (a) Notice of Certain Events. The Company will notify you promptly
      (i) of the effectiveness of any amendment to the Registration Statement (including any post-effective amendment), (ii) of the mailing or the delivery to the Commission for filing of any supplement to the Prospectus Supplements or any document to be filed pursuant to the 1934 Act which will be incorporated by reference in the Prospectus Supplements, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus Supplements or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

            (b) Copies of Registration Statement Prospectus. The Company will deliver to you two conformed copies of the Registration Statement (as originally filed) and of each amendment thereto relating to the Notes (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Prospectus Supplements). The Company will furnish to you as many copies of the Prospectus Supplements (as amended or supplemented) as you shall reasonably request so long as you are required to deliver a Prospectus Supplements in connection with sales or solicitations of offers to purchase the Notes.

            (c) Revisions of Prospectus - Material Changes. If, during such period after the first date of the public offering of the Notes as in the opinion of counsel to the Company a prospectus is required by law to be delivered in connection with sales of the Notes by you, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus Supplements in order that the Prospectus Supplements will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements

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      therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary at any such time to amend or supplement the Registration Statement or the Prospectus Supplements in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, prompt notice shall be given, and confirmed in writing, to you to cease the solicitation of offers to purchase the Notes. If the Company shall determine that solicitation of purchases of the Notes shall be resumed, then, prior to the Company's authorizing you to resume solicitations of purchases of the Notes the Company will promptly prepare and file with the Commission such amendment or supplement, whether by filing documents pursuant to the 1934 Act, the 1933 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement comply with such requirements.

            (d) Prospectus Revisions - Periodic Financial Information. Promptly after the filing with the Commission of the Company's quarterly reports on Form 10-Q with respect to each of the first three quarters of any fiscal year, the Company shall furnish copies of such reports to you; provided, however, that if on the date of such filing you shall have suspended solicitation of purchases of the Notes pursuant to a request from the Company, the Company shall not be obligated to furnish copies of such reports until such time as the Company shall determine that solicitation of purchases of the Notes should be resumed.

            (e) Prospectus Revisions - Audited Financial Information. Promptly after the filing with the Commission of the Company's annual report on Form 10-K including the audited financial statements of the Company for the preceding fiscal year, the Company shall furnish copies of such report to you; provided, however, that if on the date of such filing you shall have suspended solicitation of purchases of Notes pursuant to a request from the Company, the Company shall not be obligated to furnish copies of such reports until such time as the Company shall determine that solicitation of purchases of Notes should be resumed.

            (f) Section 11(a) Earnings Statements. The Company will make generally available to its security holders as soon as practicable, earnings statements, which need not be audited,

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      covering twelve month periods beginning after the effective date (as defined in the rules and regulations promulgated under Section 11(a) of the 1933 Act) of the Registration Statement with respect to each sale of Notes that will satisfy Section 11(a) of the 1933 Act and comply with the rules and regulations thereunder.

            (g) Copies of Current Reports. The Company will furnish to you, promptly after the filing thereof with the Commission, copies of its reports on Form 8-K (other than reports relating solely to securities other than the Notes).

            (h) Blue Sky Qualifications. The Company will endeavor, in cooperation with you, to qualify the Notes for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as you may reasonably designate, and will maintain such qualifications in effect for as long as may be required for the distribution of the Notes; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Notes have been qualified as above provided.

            (i) 1934 Act Filings. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file timely all documents required to be filed with the Commission pursuant to Sections 3(a), 13(c), 14 or 15(d) of the 1934 Act.

      SECTION 4. Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including:

            (a) The preparation and filing of the Registration Statement and all amendments thereto and the Prospectus Supplements and any amendments or supplements thereto;

            (b) The fees and disbursements of the Company's accountants and of the Trustee, the Servicing Agent, the Agent Bank and their respective counsel;

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            (c) The qualification of the Notes under securities laws in accordance with the provisions of Section 3(h), including filing fees and the reasonable fees and disbursements of counsel in connection therewith and in connection with the preparation of any Blue Sky Survey and any Legal Investment Survey;

            (d) The printing and delivery to you in quantities as hereinabove stated of copies of the Registration Statement and any amendments thereto, and of the Prospectus Supplements and any amendments or supplements thereto, and the delivery by you of the Prospectus Supplements and any amendments or supplements thereto in connection with solicitations of sales of the Notes;

            (e) The printing and delivery to you of copies of the Indenture and any Blue Sky Survey and any Legal Investment Survey;

            (f) Any fees charged by rating agencies for the rating of the Notes;

            (g) The fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc.; and

            (h) Any advertising and other out-of-pocket expenses incurred with the approval of the Company.

      SECTION 5. Conditions of Obligations. Your obligations to solicit offers to purchase the Notes as agent of the Company will be subject at all times to the accuracy of the representations and warranties on the part of the Company herein and to the accuracy of the statements of the Company's officers made in any certificate furnished pursuant to the provisions hereof, to the performance and observance by the Company of all covenants and agreements herein contained on its part to be performed and observed and to the following additional conditions precedent:

            (a) Legal Opinions. As of the Commencement Date, you shall have received the following documents:

                  (i) Opinion of Company Counsel. The opinion of the Company's
            In-House Legal Counsel,

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            dated as of such Commencement Date, in form and substance
            satisfactory to you, to the effect that:

                        (A) The Company has been duly incorporated and is
                  validly existing under the laws of the State of Delaware.

                        (B) The Company is duly qualified to transact business
                  and is in good standing in the jurisdictions in which the conduct of its business or the ownership of its property requires such qualification.

                        (C) The Indenture has been duly authorized, executed and
                  delivered by the Company, is a valid and binding agreement of the Company and has been qualified under the 1939 Act.

                        (D) The Notes have been duly authorized and will be
                  valid and binding obligations of the Company and will be entitled to the benefits of the Indenture.

                        (E) This Agreement has been duly authorized, executed
                  and delivered by the Company and is a valid and binding agreement of the Company, except as rights to indemnity hereunder may be limited under applicable law.

                        (F) Neither the execution and delivery of this Agreement
                  nor the issuance and sale of the Notes by the Company as provided herein will contravene the certificate of incorporation or by-laws of the Company or result in any violation of any of the terms or provisions of any law or regulation or of any indenture, mortgage or other agreement or instrument known to such counsel by which the Company or any of its subsidiaries is bound or, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its subsidiaries.

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                        (G) The statements contained in the Registration
                  Statement and Prospectus Supplements under the captions "Certain Terms of the Notes" and "The GE Interest Plus Notes", respectively, and "Plan of Distribution" fairly present the matters referred to therein.

                        (H) Each document incorporated by reference in the
                  Prospectus Supplements which were filed pursuant to the 1934 Act (except for the financial statements included therein, as to which such counsel need not express any opinion) complied when so filed as to form in all material respects with the 1934 Act and the applicable rules and regulations of the Commission thereunder.

                        (I) The Registration Statement is effective under the
                  1933 Act and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

                        (J) The Registration Statement and the Prospectus
                  Supplements and any supplements and amendments thereto comply as to form in all material respects with the 1933 Act and the applicable rules and regulations of the Commission thereunder.

                        (K) Such counsel believes that (except for the financial
                  statements included therein, as to which counsel need not express any belief) each part of the Registration Statement at the time it became effective, and if an amendment to the Registration Statement or an Annual Report on Form 10-K has been filed by the Company with the commission subsequent to such date, at the time of the most recent such filing, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to

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                  make the statements therein not misleading, and the Prospectus
                  Supplements, as of the Commencement Date, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (ii) In rendering the opinion referred to in subparagraph (i)
            above, such counsel may state that with respect to (J) and (K) of subparagraph (i), such counsel's opinion and belief are based upon his participation in the preparation of the Registration Statement and the Prospectus Supplements and any amendments and supplements thereto (including documents incorporated by reference) and review and discussion of the contents thereof, but are without independent check or verification except as stated therein. In rendering the opinion referred to in subparagraph (ii) above, such counsel may state that with respect to (J) and (K) of subparagraph (i) above, such counsel's opinion and belief are based upon its participation in the preparation of the Registration Statement and the Prospectus Supplements and any amendments and supplements thereto (other than documents incorporated by reference) and upon its review and discussion of the contents thereof (including documents incorporated by reference), but are without independent check or verification except as stated therein.

            (b) Officer's Certificate. At the Commencement Date, no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission, and there shall have been no material adverse change in the condition of the Company and its consolidated subsidiaries, taken as a whole, from that set forth in the Registration Statement and the Prospectus Supplements; and you shall have received on the Commencement Date a certificate, dated the Commencement Date and signed by an executive officer of the Company, to the foregoing effect.

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      The officer making such certificate may rely upon the best of his knowledge as to proceedings pending or threatened.

      If any condition specified in this Section shall not have been fulfilled, this Agreement may be terminated by you by notice to the Company at any time at or prior to the Commencement Date, and such termination shall be without liability of any party to any other party, except that the covenants set forth in Section 3(f) hereof, the provisions of Section 4 hereof, the indemnity agreements set forth in Section 7 hereof, and the provisions of Sections 8 and 12 hereof shall remain in effect.

      SECTION 6. Additional Covenants of the Company. The Company covenants and agrees that: each acceptance by it of an offer for the purchase of Notes shall be deemed to be an affirmation that the representations and warranties of the Company contained in this Agreement and in any certificate theretofor delivered to you pursuant hereto are true and correct at the time of such acceptance or sale, as the case may be (and it is understood that such representations and warranties shall relate to the Registration Statement and the Prospectus Supplements as amended and supplemented to each such time).

      SECTION 7. Indemnification. (a) Indemnification of You. The Company agrees to indemnify and hold you harmless from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus Supplements (if used within the period set forth in Section 3(c) and as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Company by you expressly for use therein.

      (b) Indemnification of Company. You agree to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and any person controlling the Company to the same extent as the foregoing indemnity from the Company to you, but only with reference to information relating to you furnished in writing by you expressly for use in the Registration Statement or the Prospectus Supplements.

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      (c) General. In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 7(a) or 7(b) hereof, such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 7(a) and by the Company in the case of parties indemnified pursuant to Section 7(b). The indemnifying party shall not be liable for any settlement of any proceeding affected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

      SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on your behalf, or by or on behalf of the Company or any controlling person of the Company, and shall survive each delivery of and payment for any of the Notes.

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      SECTION 9. Termination. (a) Termination of this Agreement. This Agreement may be terminated as to a party for any reason, at any time by either party hereto upon the giving of 90 days' written notice of such termination to the other party hereto.

      (b) General. In the event of any such termination, neither party will have any liability to the other party hereto, except that the covenant set forth in
Section 3(f) hereof (except that the Company shall no longer be required to comply with the provisions of Section 3(f) after it has made generally available to its security holders an earnings statement (which need not be audited) covering a twelve-month period beginning after the date of the last sale of Notes hereunder which shall satisfy the provisions of Section 11(a) of the 1933 Act and the rules and regulations thereunder), the provisions of Section 4 hereof, the indemnity agreements set forth in Section 7 hereof, and the provisions of Sections 8 and 12 hereof shall remain in effect.

      SECTION 10. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to you shall be directed to GE Capital Markets, Inc., 1600 Summer Street, Stamford, Connecticut 06927, attention of Executive Vice President; and notices to the Company shall be directed to it at: 201 High Ridge Road, Stamford, Connecticut 06927, attention of Senior Vice President - Corporate Treasury and Global Funding Operation.

      SECTION 11. Parties. This Agreement shall inure to the benefit of and be binding upon you and the Company and your and the Company's respective successors thereto. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Section 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes shall be deemed to be a successor by reason merely of such purchase.

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      SECTION 12. Governing Law. This Agreement and the rights and obligations of the parties created hereby shall be governed by the laws of the State of New York applicable to agreements made and to be performed in such State.

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      If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between you and the Company in accordance with its terms.

                                      Very truly yours,

                                      GENERAL ELECTRIC CAPITAL CORPORATION

                                      By: /s/ Dennis R. Sweeney
                                          --------------------------------------
                                      Name: Dennis R. Sweeney
                                      Title: Vice President

CONFIRMED AND ACCEPTED,
as of the date first above written:

GE CAPITAL MARKETS, INC.


      By:  /s/ Mark S. Barber
           ---------------------------------
      Name: Mark S. Barber
      Title: Executive Vice President

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